Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS

DOCUMENT HAS ALSO BEEN PROVIDED TO THE

SECURITIES AND EXCHANGE COMMISSION

EXECUTION VERSION

AMENDMENT NUMBER SEVEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of March 24, 2010,

between

SIRVA MORTGAGE, INC.

and

CITIBANK, N.A.

This AMENDMENT NUMBER SEVEN (this “Amendment Number Seven”) is made this 26th day of January, 2012, between SIRVA MORTGAGE, INC. (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of March 24, 2010, between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller has requested that Buyer agree to amend the Agreement to permit certain loans made by Seller to be treated as assets of the Seller for purposes of the calculation of Seller’s Net Worth, and the Buyer has agreed, subject to the terms set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. (a) Effective as of January 26, 2012, Section 2 of the Agreement is hereby amended by adding a new definition of “Eligible Seller Demand Facility Advances” to read as follows:

“Eligible Seller Demand Facility Advances” shall mean one or more outstanding uncommitted advances made by Seller to SIRVA, Inc. pursuant to the Seller Demand Facility, which advances may not exceed $**** at any time. Advances outstanding under the Demand Facility shall only be “Eligible Seller Demand Facility Advances” so long as there has been no default by SIRVA, Inc. under such facility, unless otherwise agreed by Buyer in its sole discretion.

(b) Effective as of January 26, 2012, Section 2 of the Agreement is hereby amended by deleting the definition of “Net Worth” in its entirety and replacing it with the following:

“Net Worth” shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP. For purposes of calculating the Net Worth of Seller, “total assets” may include Eligible Seller Demand Facility Advances.

(c) Effective as of January 26, 2012, Section 2 of the Agreement is hereby amended by deleting the definition of “Program Documents” in its entirety and replacing it with the following:

“Program Documents” shall mean this Agreement, the Custodial Agreement, any Servicing Agreement, the Electronic Tracking Agreement, the Pricing Side Letter, each Power of Attorney, the Instruction Letters, if any, the Collection Account Control Agreement, any assignment of an Interest Rate Protection Agreement, the Tri-Party Side Letter and any other agreement entered into by Seller, on the one hand, and the Buyer and/or any of its Affiliates or Subsidiaries (or Custodian on its behalf) on the other, in connection herewith or therewith.

(d) Effective as of January 26, 2012, Section 2 of the Agreement is hereby amended by adding a new definition of “Seller Demand Facility” to read as follows:

“Seller Demand Facility” shall mean the demand facility provided by Seller to SIRVA, Inc. described in and attached to the Tri-Party Side Letter.

(e) Effective as of January 26, 2012, Section 2 of the Agreement is hereby amended by adding a new definition of “Tri-Party Side Letter” to read as follows:

“Tri-Party Side Letter” shall mean that certain Tri-Party Side Letter among Seller, Buyer and SIRVA, Inc., dated January 26, 2012.

(f) Effective as of January 26, 2012, the covenant set forth in Section 13(q) is hereby amended to read as follows:

(q) Tri-Party Side Letter; Seller Demand Facility. Seller shall, and shall cause SIRVA, Inc. to, comply at all times with the terms of the Tri-Party Side Letter. Seller shall notify Buyer within twenty-four (24) hours of any failure by SIRVA, Inc. to make any payment required, or other default under, the Seller Demand Facility. Seller shall not amend the Seller Demand Facility or waive any material default (including without limitation any payment default) under the Seller Demand Facility without Buyer’s written consent.

(g) Effective as of January 26, 2012, Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Annex 1 attached hereto.

SECTION 2. Fees and Expenses. Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Seven (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3. Representations. Seller hereby represents to Buyer that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4. Binding Effect; Governing Law. This Amendment Number Seven shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT NUMBER SEVEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5. Counterparts. This Amendment Number Seven may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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SECTION 6. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. This Amendment Number Seven shall be effective for only the time period set forth in Section 1 above and shall not be deemed to and shall not, operate as a waiver of any term of the Agreement. Reference to this Amendment Number Seven need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

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IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Seven to be executed and delivered by their duly authorized officers as of the day and year first above written.

SIRVA MORTGAGE, INC.
(Seller)

By:	/s/ Paul E. Klemme
Name:	Paul E. Klemme
Title:	President

CITIBANK, N.A.
(Buyer)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President Citibank, N.A.

Annex 1

EXHIBIT A

CERTIFICATION

In connection with the Master Repurchase Agreement dated as of March 24, 2010, as amended (the “Agreement”), between SIRVA Mortgage, Inc. (“Seller”) and Citibank, N.A. (“Buyer”), I,                     ,                     of SIRVA Mortgage, Inc., do hereby certify that:

(i)	Seller is in compliance with all provisions and terms of the Agreement;

(ii)	no Default has occurred thereunder and no Default exists as of the date hereof;

(iii)	there have not been any modifications to the Underwriting Guidelines that would require notice to Buyer under the Agreement;

(iv)	all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines are set forth herein;

(v)	(A) The ratio of Seller’s Total Indebtedness to Tangible Net Worth has at all times been less than 12:1, (B) Seller’s Liquidity has at all times been equal to not less than $6,500,000 (C) (i) during the period beginning on June 15, 2011 through February 1, 2012, the Tangible Net Worth of Seller exceeds $16,000,000 and (ii) during the period beginning on February 2, 2012 through the Termination Date, the Tangible Net Worth of Seller exceeds $20,000,000, and (D) Seller’s consolidated net income has been equal to or greater than $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter;

(vi)	Seller (in its capacity as Servicer) has at all times during the term of the Agreement remained an approved servicer in good standing to service mortgage loans for Fannie Mae and Freddie Mac;

(vii)	Seller (in its capacity as Servicer) has at all times during the term of the Agreement remained an approved mortgagee with the Department of Housing and Urban Development (“HUD”) pursuant to Section 203 of the National Housing Act and has remained an approved servicer with the Federal Housing Administration to service mortgage loans for HUD;

(viii)	To the extent that any Mortgage Loan subject to any Transaction hereunder is an FHA Loan, Seller is in good standing with the FHA as an FHA Approved Mortgagee;

(ix)	To the extent that any Mortgage Loan subject to any Transaction hereunder is a VA Loan, Seller is in good standing with the VA as a VA Approved Lender;

(x)	As at the end of [INSERT APPLICABLE MONTH/QUARTER/YEAR]:

(a)	The Tangible Net Worth of Seller is $ ;

(b)	The ratio of Seller’s Total Indebtedness to its Tangible Net Worth is ;

(c)	The Liquidity of Seller is $ ;

(xi)	Attached as Schedule I are the calculations demonstrating the Seller’s compliance with the Tangible Net Worth covenant, the Seller’s compliance with the ratio of Indebtedness to Tangible Net Worth covenant, and the Seller’s compliance with the Liquidity Covenant, each as set forth in Section 13(p) of the Agreement;

(xii)	Attached as Schedule II is a list of any repurchase agreements, loan and security agreements or similar credit facilities or agreements for borrowed funds entered into by Seller and any third party that have been terminated in the last thirty (30) Business Days or with respect to which the amount available for borrowing has been reduced;

(xiii)	Attached as Schedule III is a list of all of the Seller’s secured loan financing and repurchase facilities, any other similar lending arrangement secured by mortgage loans owned by the Seller, including the outstanding terms remaining under each of the foregoing agreements;

(xiv)	Attached as Schedule IV is a schedule that sets forth the dates and amounts of all Eligible Seller Demand Facility Advances made during the last thirty (30) days or calendar quarter, as applicable. As of the date hereof, the current amount of outstanding Eligible Seller Demand Facility Advances is $[ ].

(xv)	The aggregate amount of all repurchase and indemnity requests delivered to the Seller by its third party investors (including any Agency) during the previous calendar month is $ ;

(xvi)	The aggregate amount of all repurchase and indemnity claims paid by Seller to its third party investors (including any Agency) during the previous calendar month is $ ;

(xvii)	As of the date hereof, the aggregate outstanding amount of all repurchase and indemnity obligations of Seller to its third party investors (including any Agency) is $ ;

(xviii)	The amount of Loan Loss Reserves of the Seller is equal to $ ; and

(xix)	As of the date hereof, the “compare ratio” assigned to Seller by FHA under its “Neighborhood Watch” program is .

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date:                     , 201[    ]

SIRVA MORTGAGE, INC.

By:
Name:	Dave Drozin
Title:	Controller

SCHEDULE I

SCHEDULE II

NAME OF FACILITY	TYPE	PREVIOUS SIZE ($)	CURRENT SIZE ($)	TERMINATION DATE

SCHEDULE III

SCHEDULE IV